SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2002

EQUIFAX INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-6605	58-0401110
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit 99.1	Press Release issued by Standard & Poor’s Rating Services regarding Equifax’s corporate credit rating dated, October 24, 2002.

Item 9.    Regulation FD Disclosure.

On October 24, 2002, Standard & Poor’s Rating Services issued a press release affirming Equifax’s corporate credit rating and discussing its analysis in support of such rating. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Philip J. Mazzilli
Name: Philip J. Mazzilli
Title: Chief Financial Officer

Dated:    October 25, 2002

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Press Release issued by Standard & Poor’s Rating Services regarding Equifax’s corporate credit rating, dated October 24, 2002.